Exhibit 99.1

Radius Health Announces CEO Leadership Transition

Jesper Hoeiland to step down as President and Chief Executive Officer in order to return to Denmark with his family

Jesper will serve as a Senior Advisor to the Company to help facilitate a smooth transition

Kelly Martin has been appointed President and Chief Executive Officer

WALTHAM, Mass., April 28, 2020 — Radius Health, Inc. (“Radius” or the “Company”) (Nasdaq: RDUS), today announced that Jesper Hoeiland will step down as President and Chief Executive Officer to return, after many years abroad, to his home country of Denmark. In order to assist with the transition, Jesper has agreed to serve as a Senior Advisor to the Company.

“On behalf of the Board and all Radius employees, I would like to extend our sincere thanks to Jesper for his many contributions to the Company over the past several years. His leadership helped establish TYMLOS as the leading anabolic therapy in the US osteoporosis market in a little over two years,” stated Owen Hughes, Chairman of the Radius Board of Directors. “His commercial expertise and operational acumen have been instrumental in creating a solid base for long-term growth, inclusive of three ongoing pivotal trials and a path to profitability.”

“It has been a tremendous personal and professional privilege to serve as the CEO of Radius,” stated Jesper Hoeiland. “I am proud of the Company’s many accomplishments during my tenure and even more so the people that made it happen. I remain enthusiastic about the Company’s prospects and its ability to extend and expand its leadership in the years ahead with the advancement of its pipeline and, in particular, the progress being made with the abaloparatide-patch.”

Jesper commented further that, “after nearly 25 years away from ‘home’, my wife and I have decided to return to Denmark to be closer to family and long-time friends. In completing my work here at Radius, I look forward to working with the Board and Kelly to make this transition as seamless and effective as possible.”

Kelly Martin will assume the role of CEO and President of Radius with immediate effect. “The Board is delighted that Kelly is joining Radius. We look forward to working with him – and the entire Radius team – in moving the Company forward,” stated Owen Hughes. Kelly added, “It is an honor to join the Radius team and build off of the business momentum established by Jesper and the entire organization.”

Kelly Martin is a globally experienced executive with a strong track record of success. He spent 22 years at Merrill Lynch and was a member of the Executive Management Committee.

Following that, he spent 12 plus years as the CEO of Elan Pharmaceuticals, plc. While at Elan, he completed many innovative transactions that transformed the company to the benefit of shareholders as well as patients. Since Elan, Kelly has been actively involved with a number of public and private healthcare companies.

About Radius

Radius is a science-driven fully integrated biopharmaceutical company that is committed to developing and commercializing innovative endocrine therapeutics. Radius’ lead product, TYMLOS® (abaloparatide) injection, was approved by the U.S. Food and Drug Administration for the treatment of postmenopausal women with osteoporosis at high risk for fracture. The Radius clinical pipeline includes the investigational use of abaloparatide injection for the treatment of men with osteoporosis, an investigational abaloparatide-patch for potential use in osteoporosis; the investigational drug elacestrant (RAD1901) for potential use in hormone-receptor positive breast cancer; and the investigational drug RAD140, a non-steroidal, selective androgen receptor modulator (SARM) under investigation for potential use in hormone-receptor positive breast cancer. For more information, please visit www.radiuspharm.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations regarding achieving profitability and the timing thereof; our expectations regarding the advancement of our pipeline; and our expectations in connection with the transition of our CEO and President.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other important risks and uncertainties discussed in our filings with the Securities and Exchange Commission, or SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2019 and subsequent filings with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

Investor & Media Relations Contact:

Elhan Webb, CFA

Email: ewebb@radiuspharm.com

Phone: 617-551-4011